Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information presented below illustrates the estimated effects of the (i) acquisition of Roku, Inc. (“Roku”) by Fox Corporation (“FOX”) and (ii) the related financing transactions.

On June 14, 2026, FOX and Roku entered into a definitive agreement (the “Merger Agreement”) under which FOX has agreed to acquire Roku for a combination of cash and FOX Class A Common Stock (the “Mergers”). Upon the terms and subject to the conditions of the Merger Agreement, FOX will pay $96.00 in cash and 0.9693 shares of FOX Class A Common Stock for each share of Roku Class A Common Stock and Roku Class B Common Stock outstanding immediately prior to the effective time of the Mergers. The exchange ratio is fixed and will not be adjusted (except in limited circumstances described in the joint proxy statement / prospectus, dated August 7, 2026 (the “Joint Proxy Statement/Prospectus”), which are assumed not to occur for purposes of the unaudited pro forma condensed combined financial information contained herein). Following the completion of the Mergers, Roku will be a wholly-owned subsidiary of FOX.

At the effective time of the First Merger (the “Effective Time”), each outstanding share of Roku Class A Common Stock and Roku Class B Common Stock, other than certain excluded shares and shares subject to appraisal rights, will be converted into the right to receive (i) 0.9693 shares of FOX Class A Common Stock and (ii) $96.00 in cash, without interest (collectively, the “Merger Consideration”). The exchange ratio is fixed and will not be adjusted (other than in certain limited scenarios described in the Joint Proxy Statement/Prospectus), and no fractional shares of FOX Class A Common Stock will be issued to Roku stockholders in connection with the Mergers.

In connection with the Mergers, FOX entered into a commitment letter, dated June 14, 2026, pursuant to which the lenders committed to provide $12 billion of senior unsecured bridge loans (the “Bridge Facility”). FOX expects to complete additional financing transactions to fund the cash portion of the Merger Consideration and related transaction costs, including the New Senior Unsecured Debt (described below), which will reduce the commitments under the Bridge Facility.

On June 30, 2026, FOX entered into the term loan agreement, pursuant to which the lenders party thereto committed to provide, subject to the consummation of the Mergers and other customary funding conditions, a senior unsecured term loan facility in an aggregate principal amount of $1 billion (the “Term Loan Facility”). Borrowings under the Term Loan Facility are intended to fund a portion of the cash consideration and other amounts payable in connection with the Mergers. The Term Loan Facility matures two years following the closing date and provides FOX with the ability to incur up to an additional $1 billion of term loans, in addition to the $1 billion expected at the consummation of the Mergers, subject to certain conditions. Accordingly, on June 30, 2026, the commitments under the Bridge Facility were reduced to $11 billion upon the effectiveness of the term loan agreement.

FOX currently expects to finance the cash portion of the Merger Consideration through the issuance of senior unsecured debt (the “New Senior Unsecured Debt”) and other long-term financing (together with any New Senior Unsecured Debt, the “Permanent Financing”). Accordingly, there are not expected to be any borrowings under the Bridge Facility; however, if the Bridge Facility is utilized, it is expected to be repaid, refinanced or otherwise replaced with proceeds from the New Senior Unsecured Debt and other long-term financing prior to the closing date. The Term Loan Facility, the Bridge Facility (the “Committed Financing”) and the New Senior Unsecured Debt or the Permanent Financing are collectively referred to herein as the “Financing Transactions.”

In connection with the Mergers, FOX intends to terminate Roku’s existing credit agreement, dated as of September 16, 2024. No pro forma adjustment has been made to reflect the expected termination of commitments under the existing Roku credit agreement, because the terms have not yet been finalized and there have been no borrowings under the credit agreement as of the unaudited pro forma condensed combined balance sheet dated June 30, 2026.

Pursuant to the Merger Agreement, Roku may establish a cash transaction and retention bonuses pool, consisting of one-time transaction bonuses payable at the closing date of the Mergers and retention bonuses that generally vest and become payable 12 months following the closing date, in each case, subject to the employee’s continued employment. The recipients, allocation amounts, and final terms of these bonuses continue to be determined and remain subject to approval, which has not yet occurred. Accordingly, because the amounts and terms have not been finalized, no pro forma adjustments have been reflected with respect to the transaction or retention bonuses in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of the Mergers and the Financing Transactions as if each had occurred on June 30, 2026, for the purposes of the unaudited pro forma condensed combined balance sheet, and as if the Mergers and the Financing Transactions each occurred on July 1, 2025, the first day of the FOX fiscal year ended June 30, 2026, for the purposes of the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. Pro forma adjustments reflected in the unaudited pro forma condensed combined financial information are based on information currently available and certain assumptions that we believe are reasonable and supportable, and do not reflect any cost savings, operating synergies or revenue synergies that may result from the Mergers or the costs to achieve such synergies.

FOX and Roku have different fiscal year ends. Accordingly, Roku’s historical financial information has been aligned with FOX’s reporting and reflects Financing Transaction Accounting Adjustments and Mergers Transaction Accounting Adjustments that are required under Article 11 of Regulation S-X. No Management’s Adjustments have been reflected in the unaudited pro forma condensed combined financial information. All financial data included in the unaudited pro forma condensed combined financial information is presented in millions of U.S. dollars, except per share information, and has been prepared on the basis of generally accepted accounting principles in the United States (“U.S. GAAP”) and FOX’s accounting policies.

The unaudited pro forma condensed combined financial information was prepared using the following financial information:

•

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical audited consolidated balance sheet of FOX as of June 30, 2026 with Roku’s unaudited condensed consolidated balance sheet as of June 30, 2026.

•

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2026 combines FOX’s historical audited consolidated statement of operations for the year ended June 30, 2026 with Roku’s historical unaudited consolidated statement of operations, after reclassifications, for the twelve months ended June 30, 2026.

•

Roku’s historical unaudited consolidated statement of operations, after reclassifications, for the twelve months ended June 30, 2026 was derived starting with Roku’s audited consolidated statement of operations for the fiscal year ended December 31, 2025, subtracting Roku’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2025, and adding Roku’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2026.

The unaudited pro forma condensed combined financial information has been prepared by FOX and is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Mergers and Financing Transactions been completed as of the dates indicated or that may be achieved in the future. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors,” in the Joint Proxy Statement/Prospectus and the other reports FOX and Roku file with the SEC under the Securities Exchange Act of 1934, as amended.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting pursuant to the provisions of ASC 805, whereby FOX has been identified as the accounting acquirer. FOX was determined to be the accounting acquirer for several reasons, including but not limited to the fact that FOX stockholders are expected to hold the majority of shares of common stock of the combined company outstanding upon completion of the Mergers, as well as the composition of the management team (including the chief executive officer) and board of directors of the combined company. The consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed based upon their estimated fair values as of the closing date, and any excess value of the consideration transferred over the acquired net assets will be recognized as goodwill. The assets and liabilities of Roku have been measured based on various preliminary estimates using assumptions that management believes are reasonable, based on information that is currently available. The purchase price allocation is preliminary and based on currently available information, and as a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. As a result, actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information and the differences may be material.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following information:

•

The historical audited consolidated financial statements of FOX as of and for the fiscal year ended June 30, 2026 and the related notes included in FOX’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026 filed with the SEC on August 6, 2026;

•

The historical audited consolidated financial statements of Roku as of and for the year ended December 31, 2025 and the related notes included in Roku’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 13, 2026;

•

The historical unaudited consolidated financial statements of Roku as of and for the periods ended June 30, 2026 and June 30, 2025 and the related notes included in Roku’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2026; and

•

The historical audited consolidated financial statements of Roku as of and for the year ended December 31, 2025 and the related notes included in Roku’s Current Report on Form 8-K filed with the SEC on June 18, 2026.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of June 30, 2026

(in millions)

	Fox Corporation Historical	Roku, Inc. Historical, After Reclassifications (Note 2)	Financing Transaction Accounting Adjustments	Notes	Mergers Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$4,205	$2,002	$9,815	4(a)(b)	$(14,622)	4(c)	$1,400
Receivables, net	3,455	777	—		—		4,232
Inventories, net	487	—	—		—		487
Other	306	820	(43)	4(b)	—		1,083

Total current assets	8,453	3,599	9,772		(14,622)		7,202

Non-current assets
Property and equipment, net	1,842	155	—		—		1,997
Intangible assets, net	2,870	42	—		8,458	4(d)	11,370
Goodwill	3,647	309	—		12,807	4(c)(d)(e)(g)	16,763
Deferred tax assets	2,443	19	—		(870)	4(g)	1,592
Other non-current assets	3,227	448	—		—		3,675

Total assets	$22,482	$4,572	$9,772		$5,773		$42,599

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	2,667	1,258	—		153	4(f)	4,078

Total current liabilities	2,667	1,258	—		153		4,078

Non-current liabilities
Borrowings	6,606	—	9,772	4(a)(b)	—		16,378
Other liabilities	1,395	490	—		—		1,885
Redeemable noncontrolling interests	86	—	—		—		86
Commitments and contingencies
Equity
Class A Common Stock	2	—	—		1	4(h)	3
Class B Common Stock	2	—	—		—		2
Additional paid-in capital	7,274	4,225	—		4,371	4(e)(h)	15,870
Retained earnings (deficit)	4,457	(1,401)	—		1,248	4(f)(h)	4,304
Accumulated other comprehensive loss	(107)	—	—		—		(107)

Total Fox Corporation stockholders’ equity	11,628	2,824	—		5,620		20,072
Noncontrolling interests	100	—	—		—		100

Total equity	11,728	2,824	—		5,620		20,172

Total liabilities and equity	$22,482	$4,572	$9,772		$5,773		$42,599

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2026

(in millions, except per share data)

	Fox Corporation Historical	Roku, Inc. Historical, After Reclassifications (Note 2)	Financing Transaction Accounting Adjustments	Notes	Mergers Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$17,126	$5,209	$—		$(302)	5(c)	$22,033
Operating expenses	(10,853)	(4,024)	—		302	5(c)	(14,575)
Selling, general and administrative	(2,367)	(823)	—		(397)	5(g)	(3,587)
Depreciation and amortization	(410)	(69)	—		(731)	5(d)	(1,210)
Restructuring, impairment and other corporate matters	(151)	(19)	—		(153)	5(e)	(323)
Equity losses of affiliates	(20)	—	—		—		(20)
Interest expense, net	(274)	90	(606)	5(a)(b)	—		(790)
Non-operating other, net	(773)	24	—		—		(749)

Income before income tax expense	2,278	388	(606)		(1,281)		779
Income tax expense	(551)	(33)	149	5(f)	316	5(f)	(119)

Net income	1,727	355	(457)		(965)		660
Less: Net income attributable to noncontrolling interests	(42)	—	—		—		(42)

Net income attributable to Fox Corporation stockholders	$1,685	$355	$(457)		$(965)		$618

EARNINGS PER SHARE DATA
Net income attributable to Fox Corporation stockholders per share:
Basic	$3.91					6	$1.07
Diluted	$3.84					6	$1.05
Weighted-average common shares outstanding:
Basic	431,249,754					6	578,882,053
Diluted	439,185,842					6	590,422,473

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in these notes to the unaudited pro forma condensed combined financial information.

FOX and Roku’s historical financial statements were prepared in accordance with U.S. GAAP. As discussed in Note 2, certain reclassifications were made to align the financial statement presentation of FOX and Roku. FOX has performed a preliminary review of Roku’s accounting policies to determine whether differences in accounting policies require adjustment to conform to FOX’s accounting policies. Based on the review completed to date, FOX has not identified any material differences requiring adjustment. As the review is finalized, additional differences may be identified.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with FOX as the accounting acquirer. Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recognized and measured at their estimated acquisition-date fair values. The excess of the preliminary estimated Merger Consideration over the estimated fair value of identifiable assets acquired and liabilities assumed, if any, is allocated to goodwill. The preliminary estimated value of the Merger Consideration is based upon (i) the number of shares of FOX Class A Common Stock estimated to be issued to Roku stockholders in the Mergers, calculated as the Exchange Ratio of 0.9693 multiplied by the number of shares of Roku Class A Common Stock and Roku Class B Common Stock outstanding as of July 31, 2026, multiplied by the closing price of the FOX Class A Common Stock as of July 31, 2026, plus (ii) the estimated aggregate cash payment, calculated as the number of shares of Roku Class A Common Stock and Roku Class B Common Stock outstanding as of July 31, 2026, multiplied by the cash consideration of $96.00 per share to be paid by FOX pursuant to the Merger Agreement. The preliminary estimated Merger Consideration also reflects the assumed conversion and settlement of outstanding Roku equity awards pursuant to the Merger Agreement. The final value of the Merger Consideration will be based on the actual shares of FOX Class A Common Stock issued to Roku common stockholders multiplied by the closing price of FOX Class A Common Stock on the last trading day immediately preceding the closing date and the actual cash payments made by FOX. Because the market price of the FOX Class A Common Stock will fluctuate until the closing date, the final Merger Consideration will differ from the preliminary estimate presented herein.

The allocation of the preliminary estimated Merger Consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the preliminary estimated Merger Consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. Accordingly, the final purchase price allocation may differ materially from the preliminary allocation reflected herein. The final purchase price allocation will be based on the actual net tangible and intangible assets existing at the closing date.

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that FOX believes are reasonable under the circumstances. The unaudited pro forma condensed combined financial information reflects adjustments to eliminate transactions between FOX and Roku related to the purchase and sale of digital advertising and distribution agreements between the companies. FOX is not aware of any additional material historical transactions between FOX and Roku during the periods presented that require elimination in the unaudited pro forma condensed combined financial information.

Note 2. Significant Accounting Policies and Reclassification Adjustments

Significant Accounting Policies

During the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align the financial statement presentation of FOX and Roku. FOX has performed a preliminary review of Roku’s accounting policies to determine whether differences in accounting policies require adjustment to conform to FOX’s accounting policies. Based on the review completed to date, FOX has not identified any material differences requiring adjustment. As the review is finalized, additional differences may be identified.

Following the closing of the Mergers, FOX will conduct a more detailed review of Roku’s accounting policies to determine if differences in accounting policies require further reclassification or adjustment of Roku’s results of operations, or reclassification or adjustment of assets or liabilities, to conform to FOX’s accounting policies and presentation. As a result, FOX may identify additional differences between the accounting policies of FOX and Roku that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information. In certain cases, the information necessary to evaluate the differences in accounting policies and impacts thereof will not be available until after the Mergers are completed.

The following reclassification adjustments were made to conform the presentation of Roku’s historical consolidated balance sheet as of June 30, 2026 to FOX’s presentation (in millions):

Fox Corporation’s Historical Consolidated Balance Sheet Line Items	Roku, Inc.’s Historical Consolidated Balance Sheet Line Items	Roku, Inc. Historical as of June 30, 2026	Reclassification	Notes	Roku, Inc. Historical After Reclassification as of June 30, 2026
Cash and cash equivalents	Cash and cash equivalents	$2,002	$—		$2,002
	Short-term investments	555	(555)	(a)	—
Receivables, net	Accounts receivable, net of allowances	777	—		777
Inventories, net		—	—		—
	Inventories	116	(116)	(c)	—
	Prepaid expenses and other current assets	156	(156)	(b)(d)	—
Other		—	820	(a)(c)(d)	820
Property and equipment, net	Property and equipment, net	155	—		155
Intangible assets, net	Intangible assets, net	42	—		42
Goodwill	Goodwill	309	—		309
Deferred tax assets		—	19	(l)	19
Other non-current assets	Other non-current assets	70	378	(b)(e)(f)(l)	448
	Operating lease right-of-use assets	238	(238)	(e)	—
	Content assets, net	152	(152)	(f)	—
Accounts payable, accrued expenses and other current liabilities		—	1,258	(g)(h)(i)	1,258
	Accounts payable	167	(167)	(g)	—
	Accrued liabilities	967	(967)	(h)	—
	Deferred revenue, current portion	124	(124)	(i)	—
Other liabilities	Other long-term liabilities	79	411	(j)(k)	490
	Deferred revenue, non-current portion	25	(25)	(j)	—
	Operating lease liability, non-current	386	(386)	(k)	—
Additional paid-in capital	Additional paid-in capital	4,225	—		4,225
Retained earnings	Accumulated deficit	(1,401)	—		(1,401)

(a)	Represents a reclassification of $555 million from “Short-term Investments” to “Other.” Historically, FOX classifies short-term investments within “Other.”
(b)	Represents a reclassification of $7 million from “Prepaid expenses and other current assets” to “Other non-current assets.”
(c)

Represents a reclassification of $116 million from “Inventories” to “Other.” Historically, FOX has recorded the current portion of its content assets within “Inventories, net,” with all other tangible inventory balances, not representing content assets, classified within “Other.”

(d)	Represents a reclassification of $149 million from “Prepaid expenses and other current assets” to “Other.”
(e)	Represents a reclassification of $238 million from “Operating lease right-of-use assets” to “Other non-current assets.”
(f)	Represents a reclassification of $152 million from “Content assets, net” to “Other non-current assets.”
(g)	Represents a reclassification of $167 million from “Accounts payable” to “Accounts payable, accrued expenses and other current liabilities.”

(h)	Represents a reclassification of $967 million from “Accrued liabilities” to “Accounts payable, accrued expenses and other current liabilities.”

(i)	Represents a reclassification of $124 million from “Deferred revenue, current portion” to “Accounts payable, accrued expenses and other current liabilities.”

(j)	Represents a reclassification of $25 million from “Deferred revenue, non-current portion” to “Other liabilities.”

(k)	Represents a reclassification of $386 million from “Operating lease liability, non-current” to “Other liabilities.”

(l)	Represents a reclassification of $19 million from “Other non-current assets” to “Deferred tax assets.”

The following reclassification adjustments were made to conform the presentation of Roku’s historical consolidated statement of operations for the year ended June 30, 2026, to FOX’s presentation (in millions):

		(A)	(B)	(C)	(A) - (B) + (C)
Fox Corporation’s Historical Consolidated Statement of Operations Line Items	Roku, Inc.’s Historical Consolidated Statement of Operations Line Items	Roku, Inc. Historical Year Ended December 31, 2025	Roku, Inc. Historical Six Months Ended June 30, 2025	Roku, Inc. Historical Six Months Ended June 30, 2026	Roku, Inc. Historical Twelve Months Ended June 30, 2026	Reclassification	Notes	Roku, Inc. Historical After Reclassification Twelve Months Ended June 30, 2026
Revenues	Net revenue	$4,737	$2,132	$2,604	$5,209	$—		$5,209
Operating expenses		—	—	—	—	4,024	(m)(n)(o)	4,024
	Cost of revenue	2,663	1,189	1,365	2,839	(2,839)	(m)(s)	—
	Research and development	729	363	369	735	(735)	(n)(t)	—
	Sales and marketing	964	467	445	942	(942)	(o)(p)(u)	—
Selling, general and administrative		—	—	—	—	823	(p)(q)	823
	General and administrative	386	194	227	419	(419)	(q)(r)(v)	—
Depreciation and amortization		—	—	—	—	69	(s)(t)(u)(v)	69
Restructuring, impairment and other corporate matters		—	—	—	—	19	(r)	19
Interest expense, net	Interest expense	(2)	(1)	(1)	(2)	92	(w)	90
Non-operating other, net	Other income, net	101	46	61	116	(92)	(w)	24
Income tax expense	Income tax expense	6	(19)	8	33	—		33

(m)	Represents a reclassification of $2.8 billion from “Cost of revenue” to “Operating expenses.”

(n)	Represents a reclassification of $734 million from “Research and development” to “Operating expenses.”

(o)

Represents a reclassification of $457 million from “Sales and marketing” to “Operating expenses” to reflect the nature of the underlying costs, which primarily relate to activities supporting growth and engagement, and to drive sales of licensed Roku TV partners’ products to consumers through retail distribution channels.

(p)

Represents a reclassification of $468 million from “Sales and marketing” to “Selling, general and administrative” to reflect the nature of the underlying costs, which primarily relate to activities supporting the sale of Roku’s products and services.

(q)	Represents a reclassification of $355 million from “General and administrative” to “Selling, general and administrative.”

(r)	Represents a reclassification of $19 million from “General and administrative” to “Restructuring, impairment and other corporate matters.”

(s)

Represents a reclassification of $6 million from “Cost of revenue” to “Depreciation and amortization” to present separately depreciation and amortization expense previously included within “Cost of revenue.”

(t)

Represents a reclassification of $1 million from “Research and development” to “Depreciation and amortization” to present separately depreciation and amortization expense previously included within “Research and development.”

(u)

Represents a reclassification of $17 million from “Sales and marketing” to “Depreciation and amortization” to present separately depreciation and amortization expense previously included within “Sales and marketing.”

(v)

Represents a reclassification of $45 million from “General and administrative” to “Depreciation and amortization” to present separately depreciation and amortization expense previously included within “General and administrative.”

(w)	Represents a reclassification of $92 million from “Other income, net” to “Interest expense, net.”

Note 3. Preliminary Purchase Price Allocation

Estimated Merger Consideration

The preliminary estimated Merger Consideration is based on the estimated number of Roku shares outstanding that are expected to be converted pursuant to the Merger Agreement and the closing price of the FOX Class A Common Stock as of the most recent practicable date prior to the filing of the Joint Proxy Statement/Prospectus. The estimated number of Roku shares outstanding and the closing price of FOX Class A Common Stock presented in the unaudited pro forma condensed combined financial information have each been determined based on information available as of the most recent practicable date. The final Merger Consideration will be determined based on the actual number of Roku shares outstanding as of immediately prior to the Effective Time and the closing price of FOX Class A Common Stock on the last trading day immediately preceding the closing date. Accordingly, the preliminary estimated Merger Consideration could differ materially from the amounts reflected in the unaudited pro forma condensed combined financial information.

The following table presents the preliminary estimated Merger Consideration:

(Amounts in millions, except per share amounts)
Roku shares outstanding	148,393,717
Partially vested Roku RSUs	271,887
Vested Roku options	3,642,555

Total Roku shares expected to be converted into Merger Consideration (1)	152,308,159
Exchange Ratio	0.9693

Total FOX Class A Common Stock to be issued	147,632,299

Total FOX Class A Common Stock to be issued	147,632,299
FOX Class A Common Stock price (2)	$58.23

Total preliminary stock consideration	$8,597
Total Roku shares expected to be converted into Merger Consideration (1)	152,308,159
Per Share Cash Consideration	$96.00

Cash consideration (3)	$14,622

Total preliminary estimated Merger Consideration	$23,219

(1)   Represents the number of Roku shares outstanding, partially vested RSUs, and vested options that are expected to be converted into the right to receive Merger Consideration pursuant to the Merger Agreement. This estimate is based on Roku shares outstanding as of July 31, 2026, the most recent practicable date.

(2)   Represents the closing market price of FOX Class A Common Stock as of July 31, 2026, which has been used in estimating the preliminary stock consideration.

(3)   Represents the cash consideration payable pursuant to the Merger Agreement based on $96.00 per Roku share.

The equity portion of the Merger Consideration will depend on the market price of the FOX Class A Common Stock when the acquisition is consummated. A hypothetical 10% fluctuation in the market price of the FOX Class A Common Stock is reasonably possible based on historical volatility, and an illustration of the potential effect on Merger Consideration would be:

	FOX Class A Common Stock price	Merger Consideration (in millions)
As presented	$58.23	$23,219
10% increase	64.05	24,078
10% decrease	52.41	22,359

Preliminary Purchase Price Allocation

The preliminary estimated Merger Consideration presented above has been allocated to the identifiable assets acquired and liabilities assumed based on their preliminary estimated fair values. The preliminary purchase price allocation has been prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recognized and measured at their estimated acquisition-date fair values.

The preliminary purchase price allocation is based on information currently available and assumptions that FOX believes are reasonable. The final purchase price allocation will be based on the final acquisition date fair values of the identifiable assets acquired and liabilities assumed as of the closing date and may differ materially from the preliminary allocation reflected below as additional information becomes available and further analyses are completed.

The following table presents the preliminary allocation of the estimated Merger Consideration to the identifiable assets acquired and liabilities assumed of Roku based on their preliminary estimated fair values as of June 30, 2026.

(Amounts in millions)	As of June 30, 2026
Current assets
Cash and cash equivalents	2,002
Receivables	777
Other	820

Total current assets	$3,599

Non-current assets
Property and equipment	155
Intangible assets	8,500
Deferred tax assets	19
Other non-current assets	448

Total assets, excluding goodwill	$12,721

Current liabilities
Accounts payable, accrued expenses and other current liabilities	1,258

Total current liabilities	$1,258

Non-current liabilities
Deferred tax liabilities (1)	870
Other liabilities	490

Total liabilities	$2,618

Net assets acquired	10,103
Goodwill	13,116

Preliminary fair value of total estimated Merger Consideration	$23,219

(1)   Includes a preliminary net deferred tax liability of $870 million, consisting of a $2.0 billion deferred tax liability primarily arising from the acquisition-date fair value step-up of identifiable intangible assets, partially offset by a $1.1 billion reduction to Roku’s historical valuation allowance based on FOX’s assessment of the realizability of the acquired deferred tax assets as of the closing date. The resulting net deferred tax liability is reflected as a corresponding increase to preliminary goodwill.

Note 4. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Transaction accounting adjustments include the following adjustments related to the unaudited pro forma condensed combined balance sheet as of June 30, 2026:

Financing Transaction Accounting Adjustments

The financing transaction accounting adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2026 are primarily comprised of the impact of borrowings of $999 million under the Term Loan Facility, net of $1 million of debt issuance costs, and presumed borrowings under the Bridge Facility of $8.8 billion, net of capitalized fees of $62 million, for a total presumed borrowings of $9.8 billion. In connection with any debt financing incurred or intended to be incurred by FOX for purposes of financing the Mergers, FOX will use its reasonable best efforts to arrange and obtain Permanent Financing, and Roku has agreed to use its reasonable best efforts to cooperate in such efforts by FOX. FOX anticipates that the Permanent Financing will be in place before the Bridge Facility needs to be accessed.

(a)

Represents borrowings of $999 million under the Term Loan Facility, net of $1 million of debt issuance costs, which will be used to pay a portion of the cash consideration and related transaction costs in connection with the Mergers.

(b)

Represents $8.8 billion, net of capitalized fees of $62 million, related to presumed borrowings under the Bridge Facility necessary to fund the Mergers and anticipating approximately $1.4 billion in cash available upon completion of the Mergers to be used in future operations of the combined company. FOX has presented the presumed borrowings as long-term within “Borrowings” in the unaudited pro forma condensed combined balance sheet as FOX plans to seek Permanent Financing prior to the closing date. The proceeds from the New Senior Unsecured Debt are expected to eliminate the need for any borrowings under the Bridge Facility. Additionally, the FOX historical balance sheet as of June 30, 2026, has been adjusted to reclassify the $43 million of fees capitalized in connection with entering into the Bridge Commitment Letter from “Other” to “Borrowings.” The capital structure remains under review by FOX and will be finalized prior to the completion of the Mergers and is expected to include certain Roku short-term time deposits currently reflected within “Other” in the unaudited pro forma condensed combined balance sheet as of June 30, 2026, after reclassifications. Actual cash amounts may vary from the amounts disclosed herein.

Mergers Transaction Accounting Adjustments

(c)	Represents an adjustment of $14.6 billion to decrease the amount of cash and cash equivalents, which was determined as follows:

(Amounts in millions)	As of June 30, 2026
Cash consideration transferred (1)	$14,622
Transaction costs (2)	—

Pro forma net adjustment to cash and cash equivalents	$14,622

(1)   Represents the estimated cash consideration transferred to Roku stockholders of $96.00 per outstanding share of Roku Class A Common Stock and Roku Class B Common Stock pursuant to the Merger Agreement (See Note 3).

(2)   Represents the incremental cash payment for estimated FOX transaction costs expected to be paid at the closing date in connection with the Mergers. This adjustment reflects only transaction costs not previously accrued in FOX’s historical financial statements. For purposes of the unaudited pro forma condensed combined balance sheet, no transaction costs have been assumed as required to be paid at the closing date; however, FOX will continue to assess the nature and terms of any transaction costs as they are incurred.

The net Permanent Financing required to effect the Mergers is as follows:

(Amounts in millions)	As of June 30, 2026
Fox Corporation Historical – Cash and cash equivalents	$4,205
Roku, Inc. Historical, After Reclassifications – Cash and cash equivalents (1)	2,002
Less: Cash required to fund estimated cash Merger Consideration (Note 3)	14,622
Less: Cash available upon completion of the Mergers to be used in future operations	1,400

Net resulting Permanent Financing required to effect the Mergers	$9,815

(1) The Roku cash and cash equivalents do not include short-term time deposits of $550 million, which will mature in the next six months and are currently reflected in “Other.”

(d)	Represents an adjustment of $8.5 billion to intangible assets acquired from Roku expected to be recognized in connection with the Mergers, consisting of the following:

(Amounts in millions)	Estimated Useful Life (in years)	Preliminary Fair Value
Trade name	20	2,400
Existing technology	7	2,100
Customer relationships	12	4,000

Total fair value of Roku’s identifiable intangible assets		$8,500
Less: Roku’s historical intangible assets		42

Pro forma adjustment to intangible assets		$8,458

The fair value estimates for all identifiable intangible assets are preliminary and are based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determination for identifiable intangibles may differ materially from this preliminary determination.

The preliminary fair value of Roku’s identifiable intangible assets includes finite-lived intangible assets. The fair value assigned to intangible assets has been estimated based on third-party preliminary valuation studies utilizing income-based methodologies. The preliminary estimates and related useful lives are subject to refinement as additional information becomes available and the valuation procedures are completed. For purposes of the unaudited pro forma condensed combined financial information, leases, personal property, content assets (owned and licensed), deferred revenue, and inventory are presented at their respective historical book values, as management has determined that the carrying amounts of these assets and liabilities approximate their respective fair values. The final fair value, useful lives and resulting amortization may differ materially from the preliminary estimates reflected in the unaudited pro forma condensed combined financial information.

(e)

Represents the recognition of the preliminary goodwill of $12.8 billion associated with the Mergers. Goodwill represents the estimated Merger Consideration in excess of fair value of the underlying identifiable net assets acquired.

(Amounts in millions)	As of June 30, 2026
Goodwill per preliminary purchase price allocation	$13,116
Less: Historical Roku Goodwill	309

Net pro forma transaction adjustment to Goodwill	$12,807

(f)

Represents an adjustment to accrue FOX’s incremental estimated transaction costs of $153 million expected to be incurred in connection with the Mergers. This adjustment reflects only transaction costs not previously accrued in the historical financial statements. These costs are non-recurring and are not expected to have a continuing impact on FOX’s operating results in future periods.

(g)

Represents an adjustment of $870 million to increase the net deferred tax liability for temporary differences between the book and tax basis as a result of the preliminary purchase price allocation. The adjustment consists of a $2.0 billion increase to the deferred tax liability primarily arising from the acquisition-date fair value step-up of identifiable intangible assets, partially offset by a $1.1 billion reduction to Roku’s historical valuation allowance.

As part of the preliminary acquisition accounting, FOX reassessed Roku’s deferred tax assets and the related valuation allowance based on the facts and circumstances existing as of the closing date, including expected sources of taxable income of the combined company. Based on this assessment, FOX preliminarily determined that Roku’s historical valuation allowance was no longer required.

A blended federal and state statutory rate of 24.66% was used in establishing the deferred tax liability. The purchase price allocation, including the related deferred tax balances, is preliminary and based on management’s current estimates and assumptions. The final purchase price allocation may differ from these preliminary estimates as additional information becomes available and the valuation of the acquired assets and assumed liabilities is completed.

(h)	The following table summarizes the transaction accounting adjustments impacting the historical equity balances of Roku:

Adjustments to Roku Equity: Represents the elimination of Roku’s historical equity balances as of June 30, 2026.

(Amounts in millions)	Adjustments to Roku Equity	Transaction Costs (1)	Total Transaction Accounting Adjustments
Common stock	$1	—	1
Additional paid-in capital (2)	4,371	—	4,371
Retained earnings	1,401	(153)	1,248
Accumulated other comprehensive income (loss)	—	—	—

Pro forma net adjustment to equity	$5,773	(153)	5,620

(1)   Transaction Costs: Represents $153 million of FOX’s estimated incremental transaction costs expected to be incurred in connection with the Mergers which have been reflected as a decrease in retained earnings. This adjustment reflects only transaction costs not previously accrued in the historical financial statements.

(2)   Additional paid-in capital: Reflects net adjustment to eliminate Roku’s historical additional paid-in capital of $4.2 billion and to record the issuance of $8.6 billion of FOX Class A Common Stock as Merger Consideration.

Note 5. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

Transaction accounting adjustments include the following adjustments related to the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2026, as follows:

Financing Transaction Accounting Adjustments

(a)

Represents an adjustment to interest expense related to borrowings under the $1 billion Term Loan Facility, including contractual interest and the amortization of debt issuance costs. The Term Loan Facility has an assumed interest rate of 5.5%.

(Amounts in millions)	Year Ended June 30, 2026
Interest expense on the Term Loan Facility	$55
Amortization of capitalized debt issuance costs	—

Pro forma adjustment to interest expense	$55

(b)

Represents an adjustment to interest expense related to the borrowings under the Bridge Facility, including the contractual interest, commitment fee in order to maintain access to the Bridge Facility, and the amortization of capitalized fees incurred in connection with the execution of the Bridge Commitment Letter. The Bridge Facility has an assumed interest rate of 5.5%. In connection with any debt financing incurred or intended to be incurred by FOX for purposes of financing the Mergers, FOX will use its reasonable best efforts to arrange and obtain New Senior Unsecured Debt, and Roku has agreed to use its reasonable best efforts to cooperate in such efforts by FOX. FOX anticipates that the New Senior Unsecured Debt will be in place before the Bridge Facility needs to be accessed.

(Amounts in millions)	Year Ended June 30, 2026
Interest expense on the drawn Bridge Facility	$486
Amortization of capitalized fees incurred in connection with the execution of the Bridge Commitment Letter and commitment fee on undrawn Bridge Facility	65

Pro forma adjustment to interest expense	$551

FOX’s historical statement of operations for the year ended June 30, 2026, includes expenses associated with the Bridge Commitment Letter. The pro forma adjustment includes only the incremental amount not already reflected in FOX’s historical financial information.

Mergers Transaction Accounting Adjustments

(c)	Represents the elimination of transactions between FOX and Roku of $302 million related to the purchase and sale of digital advertising and distribution agreements between the companies.

(d)

Reflects the estimated incremental amortization expense of $753 million for the year ended June 30, 2026, resulting from the preliminary fair value step-up of acquired intangible assets. This adjustment is offset by the elimination of $22 million of historical Roku amortization expense for the year ended June 30, 2026, resulting in a net incremental amortization adjustment of $731 million. Refer to the summary of amortization by component below:

(Amounts in millions)	Year Ended June 30, 2026
Amortization expense based on preliminary fair value of acquired intangible assets	$753
Elimination of Roku historical amortization expense	(22)

Pro forma adjustment to amortization expense	$731

(e)

Represents an adjustment to record FOX’s estimated transaction costs of $153 million expected to be incurred in connection with the Mergers. These costs are non-recurring and are not expected to have a continuing impact on FOX’s operating results in future periods.

(f)

A blended federal and state statutory rate of 24.66% for the year ended June 30, 2026, has been assumed and applied only to the pro forma adjustments. The historical financial information reflects FOX’s and Roku’s historical reported amounts and has not been adjusted to reflect this assumed tax rate. The blended tax rate is not necessarily indicative of the effective tax rate of FOX. Further, as preliminary assessments are ongoing, no adjustments have been recorded related to tax deduction limitations for transaction costs.

(g)

Represents the incremental compensation expense of $397 million expected to be recognized subsequent to the closing of the Mergers related to the modification of Roku’s outstanding RSUs and options. The adjustment reflects the estimated incremental fair value attributable to the modified, unvested awards, which will be recognized over the respective remaining requisite service periods.

Note 6. Pro Forma Earnings Per Share

The unaudited pro forma combined basic and diluted earnings per share calculations are based on the weighted average basic and diluted shares of FOX. The following table summarizes the computation of the unaudited pro forma basic and diluted earnings per share:

(Amounts in millions, except per share amounts)	Year Ended June 30, 2026
Numerator:
Pro forma net income	$660
Pro forma net income attributable to common shareholders	$618
Denominator - Basic:
Historical FOX weighted average shares of common stock outstanding	431,249,754
Class A Common Stock issuance	147,632,299

Pro forma weighted average shares outstanding - Basic	578,882,053

Pro Forma earnings per share - Basic	$1.07
Denominator - Diluted:
Historical FOX weighted average shares of common stock outstanding—Diluted	439,185,842
Class A Common Stock issuance	147,632,299
Converted unvested awards outstanding - Diluted	3,604,332

Pro forma weighted average shares outstanding - Diluted	590,422,473

Pro Forma earnings per share - Diluted	$1.05